    As filed with the Securities and Exchange Commission on November 5, 2004
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                 CDW CORPORATION
             (Exact name of registrant as specified in its charter)

                       ILLINOIS                       36-3310735
           (State or other jurisdiction of       (I.R.S. Employer
            incorporation or organization)       Identification No.)

                    200 N. MILWAUKEE AVE.                   60061
                    VERNON HILLS, ILLINOIS                (Zip Code)
           (Address of principal executive offices)

               2004 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                               CHRISTINE A. LEAHY
             Vice President, General Counsel and Corporate Secretary
                                 CDW Corporation
                              200 N. Milwaukee Ave.
                          Vernon Hills, Illinois 60061
                                 (847) 465-6000
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                          ----------------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                               Proposed Maximum          Proposed Maximum         Amount of
Title of  Securities   Amount to be            Offering Price Per        Aggregate Offering       Registration Fee
to be Registered       Registered              Share                     Price
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01       400,000 shares (1)           $60.58 (2)               $24,232,000            $3,070.19
par value
====================================================================================================================

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the 2004 Non-Employee Director Equity Compensation Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price is based upon the average bid and asked price reported for the Common Stock on the Nasdaq National Market on November 3, 2004.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by CDW Corporation, an Illinois corporation (the "Company"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004; and

         (d) The description of the common stock, $.01 par value, of the Company (the "Common Stock") contained in the Company's registration statement on Form S-3/A filed under the Securities Act of 1933, as amended ("Securities Act"), on March 18, 2004, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently-filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 8.75 of the Illinois Business Corporation Act, among other things, permits corporations to indemnify directors, officers, employees and agents against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director, officer, employee or agent of the corporation. In reliance on this statutory provision, our Restated Articles of Incorporation and Amended and Restated By-Laws provide that we are required to indemnify our directors, officers, employees and agents to the maximum extent permitted by law. We also maintain directors' and officers' liability insurance, which covers liabilities under the federal securities laws.

         The indemnification provisions applicable to the directors of the Company are set out in Articles Sixth and Seventh of the Restated Articles of Incorporation and Article VI of the Amended and Restated By-Laws, respectively, as follows:

 RESTATED ARTICLES OF INCORPORATION:

                  SIXTH: The Corporation shall, to the full extent permitted by
Section 8.75 of the Illinois Business Corporation Act, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages, for breach of his fiduciary duty as a director; provided, that nothing herein shall be construed to eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (c) under Section 8.65 of the Illinois Business Corporation Act, as amended, or (d) for any transaction from which the director derived an improper personal benefit.


AMENDED AND RESTATED BY-LAWS:

                                   ARTICLE VI

                               INDEMNIFICATION OF
                         DIRECTORS, EMPLOYEES AND AGENTS

                  Each person who at any time is or shall have been a director or officer of the corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation in accordance with and to the full extent permitted by the law of the State of Illinois as in effect at the time of adoption of this By-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. If authorized by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the law of the State of Illinois as in effect at the time of the adoption of this By-law or as amended from time to time.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.    EXHIBITS.

EXHIBIT        DESCRIPTION
-------        -----------

4.1            Restated Articles of Incorporation of the Registrant are
               incorporated herein by reference to Exhibit 3(a) to the
               Registrant's Quarterly Report on Form 10-Q (File No. 0-21796) for
               the quarter ended June 30, 2003 filed with the Securities and
               Exchange Commission on August 13, 2003.
4.2            Amended and Restated By-Laws of the Registrant are incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly
               Report on Form 10-Q (File No. 0-21796) for the quarter ended
               March 31, 2004 filed with the Securities and Exchange Commission on May 10, 2004.
4.3            The Company's 2004 Non-Employee Director Equity Compensation Plan
               is incorporated herein by reference to Annex A to the
               Registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2004.
5*             Opinion of Sidley Austin Brown & Wood LLP
23.1*          Consent of PricewaterhouseCoopers LLP
23.2*          Consent of Sidley Austin Brown & Wood LLP is contained in
               Exhibit 5.
24             Powers of Attorney (contained in the signature pages hereto)

----------------
* Filed herewith

ITEM 9.    UNDERTAKINGS.

        (a) The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on the 5th day of November, 2004.

                                 CDW CORPORATION


                                 By: /s/ Barbara A. Klein
                                     -------------------------------------------
                                     Barbara A. Klein
                                     Senior Vice President and
                                     Chief Financial Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of CDW Corporation, hereby severally constitute and appoint Christine A. Leahy and Barbara A. Klein, our true and lawful attorneys, with full power to each of them, to sign for us in our names in the capacities indicated below all post-effective amendments to this registration statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable CDW Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


By: /s/ John A. Edwardson                Chairman of the Board and Chief Executive      Dated:  November 5, 2004
    -----------------------------        Officer
    John A. Edwardson                    (Principal Executive Officer)


By: /s/ Barbara A. Klein                 Senior Vice President and Chief Financial      Dated:  November 5, 2004
    ------------------------------       Officer
    Barbara A. Klein                     (Principal Financial Officer)


By: /s/ Sandra M. Rouhselang             Vice President and Controller                  Dated:  November 5, 2004
    -----------------------------        (Principal Accounting Officer)
    Sandra M. Rouhselang


By: /s/ Michelle L. Collins              Director                                       Dated:   November 5, 2004
    --------------------------------
    Michelle L. Collins

By: /s/ Casey G. Cowell                  Director                                       Dated:   November 5, 2004
    -----------------------------
    Casey G. Cowell


By: /s/ Daniel S. Goldin                 Director                                       Dated:   November 5, 2004
    -----------------------------
    Daniel S. Goldin


By: /s/ Donald P. Jacobs                 Director                                       Dated:   November 5, 2004
    -------------------------------
    Donald P. Jacobs


By: /s/ Michael P. Krasny                Director                                       Dated:   November 5, 2004
    -------------------------------
    Michael P. Krasny


By: /s/ Terry L. Lengfelder              Director                                       Dated:   November 5, 2004
    -----------------------------
    Terry L. Lengfelder


By: /s/ Susan D. Wellington              Director                                       Dated:   November 5, 2004
    -----------------------------
    Susan D. Wellington


By: /s/ Brian E. Williams                Director                                       Dated:   November 5, 2004
    -----------------------------
    Brian E. Williams

                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------

4.1            Restated Articles of Incorporation of the Registrant are
               incorporated herein by reference to Exhibit 3(a) to the
               Registrant's Quarterly Report on Form 10-Q (File No. 0-21796) for
               the quarter ended June 30, 2003 filed with the Securities and
               Exchange Commission filed on August 13, 2003.
4.2            Amended and Restated By-Laws of the Registrant are incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly
               Report on Form 10-Q (File No. 0-21796) for the quarter ended
               March 31, 2004 filed with the Securities and Exchange Commission filed on May 10, 2004.
4.3            The Company's 2004 Non-Employee Director Equity Compensation Plan
               is incorporated herein by reference to Annex A to the
               Registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2004.
5*             Opinion of Sidley Austin Brown & Wood LLP
23.1*          Consent of PricewaterhouseCoopers LLP
23.2*          Consent of Sidley Austin Brown & Wood LLP is contained in Exhibit
               5.
24             Powers of Attorney (contained in the signature pages hereto)

--------
* Filed herewith